UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

February 5, 2014

Date of Report (Date of earliest event reported)

AGENUS INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-29089	06-1562417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Forbes Road Lexington, MA	02421
(Address of principal executive offices)	(Zip Code)

781-674-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 5, 2014 Agenus Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with William Blair & Company, L.L.C., acting as representative of the underwriters named therein (collectively, the “Underwriters”) pursuant to which the Company agreed to offer and sell 19,335,653 shares of its common stock in an underwritten offering at a price of $2.70 per share (the “Offering”). The Company expects to receive approximately $48.7 million in net proceeds from the Offering, after underwriting fees and discounts and other offering expenses. Under the terms of the Underwriting Agreement, the Company has granted the Underwriters an option, exercisable for 30 days subject to certain limitations, to purchase up to an additional 2,900,347 shares of the Company’s common stock to cover over-allotments, if any, at the public offering price less the underwriting discounts and commissions. The shares are expected to be delivered to the Underwriters on or about February 10, 2014, subject to the satisfaction of customary closing conditions.

The shares are being offered and sold in the Offering pursuant to the Company’s currently effective shelf registration statement on Form S-3 (File No. 333-185657) (the “Registration Statement”), as supplemented by a prospectus supplement dated February 5, 2014.

The above description of the Underwriting Agreement is qualified in its entirety by the full text of the Underwriting Agreement, which is attached to this report as Exhibit 1.1 and is incorporated by reference herein.

A copy of the opinion of Choate, Hall and Stewart LLP relating to the legality of the issuance and sale of the shares pursuant to the Offering is attached hereto as Exhibit 5.1.

On February 5, 2014, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following Exhibits are filed as part of this report:

Exhibit No.	Description of Exhibit

1.1	Underwriting Agreement by and among Agenus Inc. and William Blair & Company, L.L.C., as representative of the underwriters named therein, dated February 5, 2014

5.1	Opinion of Choate, Hall & Stewart LLP

23.1	Consent of Choate, Hall & Stewart LLP (included in Exhibit 5.1).

99.1	Press Release dated February 5, 2014 issued by Agenus Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGENUS INC.

Date: February 6, 2014	By:	/s/ Garo H. Armen

Garo H. Armen
Chairman and CEO

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

1.1	Underwriting Agreement by and among Agenus Inc. and William Blair & Company, L.L.C., as representative of the underwriters named therein, dated February 5, 2014

5.1	Opinion of Choate, Hall & Stewart LLP

23.1	Consent of Choate, Hall & Stewart LLP (included in Exhibit 5.1).

99.1	Press Release dated February 5, 2014 issued by Agenus Inc.